MATERIAL CHANGE REPORT UNDER

SECURITIES ACT (BRITISH COLUMBIA) SECTION 85(1) FORM 27
SECURITIES ACT (ALBERTA) SECTION 146(1) FORM 27
THE SECURITIES ACT (SASKATCHEWAN) SECTION 84(1) FORM 25
THE SECURITIES ACT (MANITOBA)
SECURITIES ACT (ONTARIO) SECTION 75(2) FORM 27
SECURITIES ACT (QUEBEC) SECTION 73
THE SECURITIES ACT (NEWFOUNDLAND) SECTION 76(2) FORM 26
SECURITIES ACT (NOVA SCOTIA) SECTION 81(2) FORM 27
SECURITY FRAUDS PREVENTION ACT (NEW BRUNSWICK)
SECURITIES ACT (PRINCE EDWARD ISLAND)

1.	Reporting Issuer:

Agrium Inc. 13131 Lake Fraser Drive S.E. Calgary, Alberta T2J 7E8

2.	Date of Material Change:

July 23, 2004

3.	News Release:

A news release was issued on July 23, 2004 through Canada NewsWire.

4.	Summary of Material Change:

An Arbitration Panel appointed to determine Unocal Oil Company of California’s (“Unocal”) gas supply obligations to Agrium’s Kenai, Alaska nitrogen facility, released its decision on July 23, 2004.

The Panel awarded Agrium damages of U.S. $36.5-million plus interest of U.S. $2.1-million for failure of Unocal to supply the required daily quantities to April, 2004 and directed determination of further damages to June 30, 2004. The damage award will be reflected in Agrium’s third quarter financial results. The Panel also concluded that Unocal’s supply obligation was limited to certified gas reserves in those leases which were specifically dedicated to Agrium.

5.	Full Description of Material Change:

See attached Press Release dated July 23, 2004.

6.	Reliance on Subsection 118(2) of the Securities Act (Alberta) or Equivalent Sections:

N/A

7.	Omitted Information:

No information has been omitted.

8.	Senior Officers:

Bruce G. Waterman, Senior Vice President, Finance & Chief Financial Officer may be reached at 13131 Lake Fraser Drive, S.E., Calgary, Alberta, T2J 7E8 at (403) 225-7000.

9.	Statement of Senior Officer:

The foregoing accurately discloses the material change referred to in this report.

DATED at the City of Calgary, in the Province of Alberta this 26th day of July, 2004.

/s/ GARY J. DANIEL
Gary J. Daniel
Legal Counsel & Assistant Corporate Secretary